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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported)  June 6, 2000


                              Kaire Holdings, Inc.
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             (Exact Name of Registrant as Specified in its Charter)


    Delaware                         0-21384            13-3367421
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 (State or Other Jurisdiction      (Commission        (IRS Employer
     of Incorporation)             File Number)     Identification No.)


7348 Bellaire Ave.           North Hollywood, CA.        91605-4301
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(Address of Principal Executive Offices)                 (Zip Code)

Registrant's telephone number, including area code: (818) 255-4996


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         (Former Name or Former Address, if Changed Since Last Report)
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Items  2. Acquisition or Disposition of  Assets

  On June 6, 2000, Kaire Holdings, Inc. (hereinafter referred to as "Registrant"), acquired Classic Care, Inc., a Delaware corporation ("Classic"), in accordance with the terms of an Agreement and Plan Merger among the Registrant, Classic and the stockholders of Classic holding in excess of 100% of the outstanding stock of Classic (the "Acquisition Agreement"). The acquisition was consummated by the issuance of 15,499,999 shares of the Registrant's Common Stock to stockholders of Classic in exchange for 100% of the issued and outstanding stock of Classic and one million dollars in cash. Immediately after the Merger, there were approximately 104,193,033 shares of the Registrant's Common Stock issued and outstanding.

  Classic Care, Inc. Classic Care Pharmacy is based in Los Angeles. Classic engages in business-to-business prescription drug and the consumer durable and
non-durable medical equipment businesses.   Prior to its acquisition by the
Registrant, Classic was a closely held corporation.

    The agreement called for Classic Care to receive one million in cash and minimum of 15.5 million shares of Restricted Kaire common stock. All 22 Classic Care employees will continue their employment with YesRx. Current Classic Care CEO Joel Rubenstein has signed a multiyear employment agreement, and will assume the title of vice president, pharmacy operations.

  YesRx is a wholly owned subsidiary of Kaire Holdings Inc. YesRx was first launched in November of 1999, with the intent of becoming a leading online provider of prescription and non-prescription products and health-related content and services for targeted niche communities. Some of these communities include: seniors, geriatrics, diabetics, persons living with HIV, the physically and developmentally disabled and persons suffering from mental illnesses.


Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

     (a) The required pro forma financial information is unavailable as of the date hereof and will be filed by the Registrant pursuant to the requirements of the Securities Exchange Act and the rules and regulations promulgated thereunder within 75 days after the date of the event reported in this Form 8-K.

     (b)  Exhibits

        2.1 Agreement and Plan of Merger dated June 6, 2000 among the Registrant, Classic Care, Inc. and the stockholders of Classic Care, Inc.

        2.2  First amendment to agreement and plan of merger

        2.3  Second amendment to agreement and plan of merger

        99   Press released issued by the company on June 21, 2000
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                                  SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:   June 21, 2000              Kaire Holdings, Inc.


                                   By: /s/ Owen Naccarato
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                                           Owen Naccarato, Secretary